UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2008

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 2205, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road, Gao Xin District,
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2008, Sino Clean Energy Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”), with four institutional and/or accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $535,000 in aggregate principal amount of 18% convertible debentures due September 18, 2009 (the “Debentures”), and warrants to purchase up to 3,566,667 shares of the common stock of the Company (the “Warrants”), in a private placement pursuant to Regulation S under the Securities Act of 1933 (the “Transaction”). The Transaction closed on September 19, 2008 (the “Closing Date”). Net proceeds, exclusive of expenses of the Transaction, from the sale were $535,000. The Company also issued a warrant to Ancora Securities, Inc., as finder’s fee, to purchase up to 90,000 shares of common stock at an exercise price of $0.25 per share and to expire on September 18, 2010.

The Agreement includes customary representations and warranties by each party thereto. The following is a brief description of such additional terms and conditions of the Agreement and the Transaction that are material to the Company:

•
Within 90 calendar days from the Closing Date, the Company covenants and agrees to (a) have a board of directors of at least five members, a majority of which shall be independent directors; (b) retain the services of a new chief financial officer who, among other qualifications, is fluent in English; and (c) engage the services of a new auditing firm as specified in the Agreement.

•
Within one year from the Closing Date, the Company agrees to apply for the listing of its common shares for trading on one of the following market or exchange: the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market (each a “Subsequent Market”).

•
At their options, the Purchasers are entitled to liquidated damages from the Company of the full amount of the Debentures plus 18% if, at any time until the first anniversary of the Closing Date, (a) a governmental body of the People’s Republic of China (“PRC”) takes action adversely affecting the Transaction or suspending the business operations of the Company’s affiliate companies in the PRC, which action cannot be corrected by the Company within a 60-day period; or (b) if the auditing firm to be retained by the Company pursuant to the Agreement or the Company’s US legal counsel resigns due to a dispute with the Company; provided that the Debentures and Warrants are returned to the Company for cancellation.

•
Within one year from the Closing Date, if the Company offers, sells or otherwise dispose of any of its equity securities or their equivalents (with certain exceptions as set forth in the Agreement), then the Purchasers have a preemptive right to purchase such equity securities or equivalents in an amount that the common shares underlying their Debentures and Warrants bear to the then total outstanding common shares.

•
If at any time after the Closing Date the Company files a registration statement pursuant to an offering of the Company’s common stock or its equivalent, then the Company is obligated to include the common shares underlying the Purchasers’ Debentures and Warrants in such registration statement, provided that the amount of such shares that the Company is obligated to include shall not exceed the amount imposed under Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”).

The Debentures bear interest at 18% per year and mature one year from the Closing Date (the “Maturity Date”), provided that the principals and interests are due immediately upon an event of default, as such term is defined in the Debentures. The Debenture holders have the right at any time to convert all or part of the outstanding principal amount of the Debentures and any accrued and unpaid interest into common shares of the Company at the then effective conversion price, initially being $0.15 per share. However, if the Company completes a Qualifying Financing Transaction (as defined in the Debentures) and the listing of its common stock on a Subsequent Market or before the Maturity Date, all interests due under the Debentures are waived and all of the outstanding principal amount of the Debentures will automatically convert into common shares. The Debentures are secured by a personal guarantee from the Chairman of the Company.

The Warrants entitle each Purchaser to purchase up to a number of common shares (the “Warrant Shares”) equal to 100% of the number of common shares that would be issuable upon conversion of the Debenture purchased by such Purchaser in the Transaction. The Warrants have an initial exercise price of $0.15 per share. 25% of the Warrant Shares vest and are immediately exercisable at the Closing Date. Thereafter, up to 5% of the Warrant Shares shall vest and become exercisable at the end of every one-month period beginning on October 31, 2008, until the sooner of the listing of the Company’s common stock on a Subsequent Market, or the repayment in full of the Debentures, or until 100% of the Warrant Shares are vested. Any portion of the Warrant Shares not vested prior to the earlier of the Subsequent Market listing or repayment of the Debentures shall be deemed void. The Warrants are exercisable for a period of three years from the Closing Date.

The initial conversion price of the Debentures is subject to adjustments should the Company issue more shares of common stock or securities convertible into common stock, including rights, options or warrants to subscribe for common shares, for less than the initial conversion price and without offering the same to the Purchasers. In the case of adjustments to the conversion price, the conversion price shall be adjusted to the consideration received or receivable by the Company for each share of common stock issued or issuable. The initial conversion price of the Debentures and the initial exercises price of the Warrants are also subject to adjustment for other customary adjustment events such as any stock dividend, stock split, reverse stock split or other similar transaction.

In connection with the Transaction, the Company’s Chairman, entered into an escrow agreement (the “Escrow Agreement”) with the Purchasers pursuant to which he has agreed to place a certain number of Company common shares that he owns into escrow (the “Escrow Shares”). Under the terms of the Escrow Agreement, one-half of the Escrow Shares will be released back to the Chairman if the Company meets certain financial milestones described in the escrow agreement at the end of fiscal year ending December 31, 2008; otherwise, these Escrow Shares will be distributed to the Purchasers in proportion to each Purchaser’s purchase price for its Debenture and Warrant. Likewise, the remaining half of the Escrow Shares will be released back to the Chairman if the Company meets certain financial milestones described in the escrow agreement at the end of fiscal year ending December 31, 2009; otherwise, these Escrow Shares will be proportionately distributed to the Purchasers.

The foregoing summary of the Debentures, Warrants and related agreements is qualified in its entirety by the terms of the Agreement, the form of the Debenture, the form of Warrant and the Escrow Agreement included as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The issuance of the Debentures and the Warrants was exempt from registration under Section 4(2) of the Act. The Company made this determination based on the representations of the Purchasers, which included, in pertinent part, that each Purchaser was not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that the Purchasers were acquiring these securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Purchasers understood that these securities, and the underlying common shares that these securities are convertible into or exercisable for, may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Form of Securities Purchase Agreement, dated as of September 19, 2008 by and among the Company, the Chairman and the Purchaser (1)
99.2	Form of Escrow Agreement (1)
99.3	Form of 18% Secured Convertible Debenture issued to the Purchaser (2)
99.4	Form of Warrant issued to the Purchaser (2)
99.5	Form of Warrant issued to Ancora Securities, Inc. (2)
99.6	Form of Guarantee (2)
__________
(1)	Filed herewith.
(2)	Filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2008, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2008	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer